--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

                  -------------------------------------------

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement             [ ]    Confidential, for Use of
[X]    Definitive Proxy Statement              the Commission Only
[ ]    Definitive Additional Materials         (as permitted by
[ ]    Soliciting Material Pursuant to Rule    Rule 14a-6(e)(2))
       14a-11(c) or
       Rule 14a-12

                              -------------------

                        BIG FLOWER PRESS HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          ------------------------------------------------------------

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

                              -------------------

Payment of Filing Fee (Check the appropriate box):

           [x]    No fee required.

           [ ]    Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1)    Title of each class of securities to which transaction applies:

           (2)    Aggregate number of securities to which transaction applies:

           (3)    Per unit price or other underlying value of transaction computed pursuant to
           Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)    Proposed maximum aggregate value of transaction:

           (5)    Total fee paid:

           [ ]    Fee paid previously with preliminary materials:

           [ ]            Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)    Amount previously paid:

           (2)    Form, Schedule or Registration Statement no.:

           (3)    Filing Party:

           (4)    Date Filed:

--------------------------------------------------------------------------------

                        BIG FLOWER PRESS HOLDINGS, INC.

                                NOTICE OF ANNUAL
                                   MEETING OF
                                STOCKHOLDERS AND
                                PROXY STATEMENT

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                            WITH YOUR PROXY PROMPTLY

                                     [LOGO]

                             TUESDAY, JUNE 24, 1997
                                  AT 9:00 A.M.
                              GOLDMAN, SACHS & CO.
                                85 BROAD STREET
                               NEW YORK, NEW YORK

   [LOGO]

                        BIG FLOWER PRESS HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 521-1600

                                                                    May 13, 1997

Dear Stockholder:

    It is our pleasure to invite you to join us at the 1997 Annual Meeting of Stockholders of Big Flower Press Holdings, Inc. which will be held at 9:00 a.m., on Tuesday, June 24, 1997, in the thirtieth floor auditorium of Goldman, Sachs & Co., 85 Broad Street, New York, New York.

    We will report to you at the meeting on the Company's current operations and outlook. The meeting will also include a question and discussion period. The Board of Directors and management hope that you will be able to attend in person.

    At the meeting, you will be asked to consider and vote on the election of two (2) directors, certain amendments to the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of them. Please give this proxy material your careful attention, as the discussion is important to your decisions on the matters being presented.

    The formal notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please mark, sign, date and return the enclosed proxy. Our Annual Report (including our Annual Report on Form 10-K for the fiscal year ended December 31, 1996) also accompanies these proxy materials.

                                          Sincerely,

           [LOGO]                                  [LOGO]

R. Theodore Ammon                 Edward T. Reilly
  Chairman                          President and
                                    Chief Executive Officer

   [LOGO]

                        BIG FLOWER PRESS HOLDINGS, INC.
                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 24, 1997

                            ------------------------

    The 1997 Annual Meeting of Stockholders of Big Flower Press Holdings, Inc. (the "Company") will be held on Tuesday, June 24, 1997, at 9:00 a.m., local time, in the thirtieth floor auditorium of Goldman, Sachs & Co., 85 Broad Street, New York, New York, for the following purposes:

        (1) To elect two (2) directors to hold office as specified in the accompanying Proxy Statement;

        (2) To consider and act upon certain amendments to the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan;

        (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified accountants; and

        (4) To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

    Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Common Stock at the close of business on May 9, 1997.

                                          By order of the Board of Directors
                                          Mark A. Angelson
                                          EXECUTIVE VICE PRESIDENT AND
                                          GENERAL COUNSEL AND
                                          SECRETARY OF THE BOARD OF DIRECTORS

May 13, 1997

         YOUR VOTE IS IMPORTANT! STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                        BIG FLOWER PRESS HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

GENERAL

    The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or the "Board") of Big Flower Press Holdings, Inc. (the "Company" or "Big Flower") in connection with the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Tuesday, June 24, 1997, at 9:00 a.m., local time, in the thirtieth floor auditorium of Goldman, Sachs & Co., 85 Broad Street, New York, New York, and at any adjournment(s) or postponement(s) of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on or about May 16, 1997. The mailing address of the Company's principal executive office is 3 East 54th Street, New York, New York 10022.

    When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with directions specified on the proxy. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the two nominees for directors named below, FOR approval of certain amendments to the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan ("Proposal
(2)"), and FOR the ratification and approval of Deloitte & Touche LLP as independent accountants for the Company for the year ended December 31, 1997 ("Proposal (3)"). The Company does not have cumulative voting in the election of directors. Under the Company's Amended and Restated By-Laws (the "By-Laws"), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey authority to the persons named therein as proxies to vote in their discretion on other business which may properly be brought before the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company.

VOTING SECURITIES

    All holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on May 9, 1997 are entitled to vote on all business of the Meeting. At the close of business on such day, the Company had 16,760,470 shares of Common Stock outstanding and entitled to vote at the Meeting. Each share of Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum.

    Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, and the Company's By-Laws, if a quorum is present at the Meeting, the affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approvals of Proposals (2) and (3). In accordance with Delaware law, abstentions and broker "non-votes" will not be counted as being present at the Meeting for this purpose. Broker "non-votes" and the shares as to which a stockholder abstains will be included for purposes of determining whether a quorum of shares is present at the Meeting.

    The Company has been informed that the 2,217,144 shares of Common Stock owned by R. Theodore Ammon, the Chairman of Big Flower, and the 4,470,922 shares of Common Stock owned by Apollo Big Flower Partners, L.P., will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the nominees for director named below and FOR Proposals (2) and (3).

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    The directors of the Company are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Currently, the Class I directors are Messrs. Kimmitt, Minow and Yorke; the Class II directors are Ms. Manley and Mr. Diamandis; and the Class III directors are Messrs. Ammon, Black and Reilly. For certain information regarding the Class I and Class III directors of the Company, see "Directors and Executive Officers" below. The Class I directors were reelected at the 1996 Annual Meeting of Stockholders to hold office until the date of the 1999 Annual Meeting of Stockholders; the initial Class II directors were elected to hold office until the date of the Meeting; and the initial Class III directors were elected to hold office until the date of the 1998 Annual Meeting of Stockholders and, in each case, until a successor is elected and qualified and subject to a director's prior death, resignation, retirement, disqualification or removal.

    It is recommended that the two (2) nominees herein named be elected as directors of the Company, with each director to hold office until the Annual Meeting of Stockholders for the year in which such director's three year term expires, and until a successor is elected and qualified or until such director's prior death, resignation, retirement, disqualification or removal. Both nominees are presently serving as directors of the Company and were classified as Class II directors at a meeting of the Board of Directors held on November 10, 1995. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

    Certain information regarding each person nominated by the Board of Directors, including such nominee's principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

NAME OF DIRECTOR                AGE              BUSINESS EXPERIENCE DURING PAST FIVE YEARS AND OTHER INFORMATION
--------------------------      ---      --------------------------------------------------------------------------------

Peter G. Diamandis                  65   Peter G. Diamandis has been a Director of Big Flower since September 1994. Mr.
                                         Diamandis was Vice Chairman of Donnelley Marketing, Inc., a marketing company, from 1991 through 1996. He has also been the Chairman of TVSM, Inc., a magazine publishing company, since 1991. From 1988 to 1991, Mr. Diamandis served as
                                         President and Chief Executive Officer of Hachette Publications, which purchased
                                         Diamandis Communications Inc. in 1988. From 1987 to 1988, Mr. Diamandis served as Chairman, President and Chief Executive Officer of Diamandis Communications
                                         Inc., a publisher of special interest magazines. In 1982, Mr. Diamandis joined
                                         CBS Magazines ("CBS") as Vice President, Group Publisher, Women's Day, and
                                         served as President of CBS from September 1983 to 1987. Mr. Diamandis is a former Chairman of Magazine Publishers of America. Mr. Diamandis serves on the
                                         Board of Trustees of Bucknell University.
Joan D. Manley                      64   Joan D. Manley has been a Director of Big Flower since September 1994. Ms.
                                         Manley retired from Time Incorporated in 1984, where she held numerous positions since 1960. At the time of her retirement, Ms. Manley was Group Vice President and a director of Time Incorporated. Ms. Manley serves on the Board of Directors of Aon Corporation, Sara Lee Corporation and Viking Office Products, Inc. and is
                                         a Trustee of the Keystone Center.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the Class I and Class III directors of the Company and the executive officers of the Company, all of whom are U.S. citizens.

NAME                                                       AGE                            POSITIONS
-----------------------------------------------------      ---      -----------------------------------------------------
R. Theodore Ammon....................................          47   Class III Director, Chairman
Leon D. Black........................................          45   Class III Director
Robert M. Kimmitt....................................          49   Class I Director
Newton N. Minow......................................          71   Class I Director
Edward T. Reilly.....................................          50   Class III Director; President and Chief Executive
                                                                    Officer
Edward M. Yorke......................................          38   Class I Director
Mark A. Angelson.....................................          46   Executive Vice President and General Counsel and
                                                                    Secretary of the Board of Directors
Richard L. Ritchie...................................          50   Executive Vice President and Chief Financial Officer

    Set forth below is certain additional information concerning the persons listed above.

    R. THEODORE AMMON has been the Chairman of the Board of Big Flower since its inception. From 1993 until April 1997, Mr. Ammon also served as the Chief Executive Officer of the Company. Mr. Ammon was a General Partner of Kohlberg Kravis Roberts & Co. (a New York and San Francisco-based investment firm) from 1990 to 1992, and an executive of such firm prior to 1990. Mr. Ammon is also a member of the Board of Directors of Host Marriott Corporation, Foodbrands America, Inc., Culligan Water Technologies, Inc. and Samsonite Corporation. In addition, Mr. Ammon serves on the Board of Directors of the New York YMCA, Jazz @ Lincoln Center and the Institute of International Education, and on the Board of Trustees of Bucknell University.

    LEON D. BLACK has been a Director of Big Flower since 1993. Mr. Black is one of the founding principals of Apollo Advisors, L.P., which, together with its affiliate, serves as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as a financial advisor to and a representative for certain institutional investors with respect to securities investments. Mr. Black is a director of Converse, Inc., Culligan Water Technologies, Inc., Furniture Brands International, Inc., Samsonite Corporation, Telemundo Group, Inc. and Vail Resorts, Inc.

    ROBERT M. KIMMITT has been a Director of Big Flower since November 1996. Since May, 1997, he has been a partner in the law firm of Wilmer, Cutler & Pickering. From 1993 to May, 1997, Mr. Kimmitt was a managing director of Lehman Brothers and head of its Washington office. Prior to joining Lehman Brothers, Mr. Kimmitt served from 1991 to 1993 as American Ambassador to Germany, and from 1989 to 1991 as Under Secretary of State for Political Affairs. He was a partner in the Washington office of Sidley & Austin from 1987 to 1989. Mr. Kimmitt served as a member of the National Security Council staff at the White House from 1978 to 1985 and General Counsel of the Department of the Treasury from 1985 to 1987. Mr. Kimmitt serves on the board of Mannesmann Corporation of Duesseldorf, Germany, a global industrial, automotive, and telecommunications company, and on the U.S. Group Council of BMW Corporation of Munich, Germany. He is also on the Board of the German Marshall Fund.

    NEWTON N. MINOW has been a Director Big Flower since September 1996. Since 1991, Mr. Minow has been counsel to the law firm of Sidley & Austin, where he served as Partner from 1965 to 1991. He also served as Chairman of the Federal Communications Commission from 1961 to 1963. He is a director of Sara Lee Corporation, Aon Corporation, Manpower, Inc. and True North Communications, Inc. Mr. Minow is former Chairman of the Carnegie Corporation of New York, a Trustee and former Chairman of the Board of Trustees of The RAND Corporation, and former Chairman of the Board of Governors of the Public Broadcasting Service. Mr. Minow is also a Life Trustee of the University of Notre Dame and a Life Trustee of Northwestern University.

    EDWARD T. REILLY has been Chief Executive Officer of the Company since April 1997, President of Big Flower since March 1996 and a Director of the Company since June 1996. He was also the Chief Operating Officer of Big Flower from March 1996 until April 1997. He is also a director of Treasure Chest Advertising Company, Inc. ("TC Advertising"), Laser Tech Color, Inc. and Webcraft Technologies, Inc., each a subsidiary of Big Flower. Prior to joining Big Flower, Mr. Reilly held a variety of executive positions with McGraw-Hill, Inc., a publishing and communications company, in their Broadcast and Publication groups from 1968 to 1996, and served as President of McGraw-Hill Broadcasting from 1987 to 1996. Mr. Reilly has been active in television industry affairs, having served as the Chairman of the Television Bureau of Advertising, a member of the Board of Directors of the Ad Council and a member of the Board of Directors of the National Association of Broadcasters. Mr. Reilly is also a Trustee of Lynchburg College.

    EDWARD M. YORKE has been a Director of Big Flower since 1993. He has been an officer since 1992 of Apollo Advisors, L.P., which together with its affiliate, serves as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and of Lion Advisors, L.P., which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. From 1990 to 1992, Mr. Yorke was a vice president in the high yield capital markets group of BT Securities Corp. Mr. Yorke is a director of Aris Industries, Inc., Salant Corporation and Telemundo Group, Inc.

    MARK A. ANGELSON has been Executive Vice President and General Counsel and Secretary of the Board of Directors of Big Flower since March 1996. He is also a director of TC Advertising, Laser Tech Color, Inc. and Webcraft Technologies, Inc. Prior to joining Big Flower, Mr. Angelson was a partner of the law firm Sidley & Austin from 1982 to 1996. Mr. Angelson was Co-Chair of Sidley's international operations, founder of the firm's English law practice and manager of the firm's offices in Singapore, New York and London. Mr. Angelson is admitted to practice law in the State of New York, and as a solicitor in England and Wales. He is also a Trustee of American School in London Foundation, Inc., a Fellow of Royal Society of Arts and a member of the Advisory Board of Jobs for the Future, Inc.

    RICHARD L. RITCHIE has been Executive Vice President and Chief Financial Officer of Big Flower since January 1997. Prior to joining Big Flower, Mr. Ritchie served as Senior Vice President and Chief Financial Officer of Harte-Hanks Communications, Inc. from 1986 to 1996.

    The term of office of each executive officer is until the organizational meeting of the Big Flower Board following the next annual meeting of Big Flower stockholders and until a successor is elected and qualified or until such officer's prior death, resignation, retirement, disqualification or removal.

BOARD MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

    Ten meetings of the full Board of Directors were held during the fiscal year ended December 31, 1996 ("Fiscal 1996"). Each incumbent director other than Mr. Leon D. Black and Mr. Edward M. Yorke attended more than 75% of the aggregate of all meetings of the Board of Directors that were held after such director's election to the Board and of all committees of the Board of Directors that such director was eligible to attend in Fiscal 1996.

    The Company has standing audit, compensation and nominating committees (each, a "Standing Committee") whose current functions and members are described below. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these Standing Committees until the next annual meeting of stockholders.

    AUDIT COMMITTEE. The Audit Committee is composed of Ms. Joan D. Manley (Chairman), Messrs. Robert M. Kimmitt and Newton N. Minow. This Committee is charged with the responsibility of satisfying itself as to the propriety and reasonableness of the financial statements of the Company. In discharging such responsibility, the Audit Committee relies, as appropriate, on the reports of the Company's independent certified public accountants and on discussions with the Company's financial management. In the course of performing its functions, the Audit Committee also (i) reviews with the Company's independent certified public accountants the scope of their audit, their report and their recommendations, (ii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them, and (iii) recommends the action to be taken with respect to the appointment of the Company's independent certified public accountants. The Audit Committee met once during Fiscal 1996.

    COMPENSATION COMMITTEE. The Compensation Committee is composed of Messrs. Peter G. Diamandis (Chairman), Leon D. Black, Robert M. Kimmitt and Newton N. Minow. This Committee is charged with the responsibility of (i) reviewing, advising and making recommendations with respect to employee salary and compensation plans, benefits and standards applicable to the executive officers of the Company, (ii) taking such actions with respect thereto that are not specifically reserved to the Board of Directors, and (iii) administering the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan (the "Plan"), TC Advertising's Executive Incentive Plan ("EIP"), and such other salary or compensation plans as this Committee is designated to administer. The Compensation Committee met seven times during Fiscal 1996.

    NOMINATING COMMITTEE. The Nominating Committee is composed of Mr. R. Theodore Ammon (Chairman), Mr. Peter G. Diamandis and Ms. Joan D. Manley. This Committee is charged with the responsibility of considering and recommending individuals to be considered by the Board of Directors for membership on the Board of Directors. The Nominating Committee was established in March 1997.

    The Nominating Committee will also consider nominations for Board membership by stockholders. The Nominating Committee has adopted the following rules with respect to considering such nominations: (i) the nominating stockholder must have owned shares of common stock of the Company for at least six months prior to the date the nomination is submitted; (ii) the nomination must be received by the Nominating Committee 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.

COMPENSATION OF DIRECTORS

    Directors of Big Flower who are also employees of Big Flower or its subsidiaries do not receive any additional compensation for service as a member of the Board of Directors of Big Flower or any of its committees. All other directors of Big Flower (each, a "non-employee director") are paid an annual fee of $25,000 for serving on the Board. In addition, effective as of June 24, 1997,
(a) the Chairman of each of the Corporation's Standing Committees who is a non-employee director will be paid an annual retainer of $2,500 and (b) each member of such Standing Committees (including any Chairman who is a non-employee director) will be paid a fee of $1,000 for each Standing Committee meeting attended by such member. In addition, if Proposal (2) is approved at the Meeting, each non-employee director will be given the option of electing to receive all or a portion of their annual retainer and meeting fees in the form of (a) shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), (b) options to purchase shares of Common Stock, or (c) cash. See "Proposal 2. Approval of Matters With Respect to the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan" below. Furthermore, if Proposal (2) is approved at the Meeting, each member of the Board of Directors of Big Flower who is not an employee of Big Flower, any of its subsidiaries or any of its affiliates (a "non-management director") will receive
(i) an option to purchase 13,400 shares of Common Stock (the "Initial Election Option") on the date that such director is first elected to the Board of Directors and (ii) an option to purchase 1,000 shares of Common Stock (the "Reelection Option") on each anniversary of the date that such director is elected to the Board of Directors. Each Initial Election Option has a term of ten years, and each Reelection Option has a term of five years. Each such option vests immediately upon the date of grant.

Each such option has an exercise price equal to the closing price (the "Closing Price") of a share of Common Stock on the New York Stock Exchange on the date of grant, which exercise price may be paid in cash, by check or in previously-acquired unrestricted shares of Common Stock, valued at the Closing Price on the date of such exercise. See "Proposal 2. Approval of Matters With Respect to the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan" below. For information relating to compensation of the Company's directors who are also its employees, see "Employment Arrangements with Executive Officers" below.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Big Flower's directors, executive officers, and persons who own more than ten percent of Big Flower's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by the SEC regulations to furnish Big Flower with copies of all Forms 3, 4 and 5 they file.

    Based solely on Big Flower's review of the copies of such forms it has received, or written representations from certain reporting persons that no Form 5's were required for these persons, Big Flower believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to Fiscal 1996 except for the following inadvertent omission: Messrs. Angelson and Reilly did not file a report within 10 days of commencing their employment with the Company with respect to the grant of their stock options described below. When this inadvertent omission was discovered, each of such individuals promptly filed the appropriate reports.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth the beneficial ownership as of May 9, 1997 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (constituting the only class of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each executive officer whose name appears in the Summary Compensation Table below who was an executive officer of the Company as of May 9, 1997 and all directors and executive officers as a group.

                                                                                  SHARES BENEFICIALLY OWNED
                                                                            --------------------------------------
NAME AND ADDRESS OF                                                         AMOUNT AND NATURE     PERCENTAGE OF
  BENEFICIAL OWNER                                                           OF OWNERSHIP (A)         CLASS
--------------------------------------------------------------------------  ------------------  ------------------

R. Theodore Ammon (b).....................................................        2,317,144              13.7%
c/o Big Flower Press Holdings, Inc.
3 East 54th Street
New York, New York 10022

Apollo Big Flower Partners, L.P...........................................        4,470,922              26.7%
c/o Apollo Advisors, L.P.
Two Manhattanville Road
Purchase, New York 10577

BT Investment Partners, Inc. (c)..........................................        1,738,692               9.4%
280 Park Avenue
New York, New York 10017

Goldman, Sachs & Co. (d)..................................................        2,056,882              12.3%
85 Broad Street
New York, New York 10004

Leon D. Black (e).........................................................          --                  --
c/o Apollo Management, L.P.
1301 Avenue of the Americas
New York, New York 10019

Peter G. Diamandis (f)....................................................           13,400             *
700 Canal Street
Stamford, Connecticut 06902

Robert M. Kimmitt (f).....................................................           13,400             *
c/o Lehman Brothers
800 Connecticut Avenue, N.W.
Suite 1200
Washington, DC 20006

Joan D. Manley (f)........................................................           13,400             *
P. O. Box 1353
Dillon, Colorado 80435

Newton N. Minow (g).......................................................           23,400             *
c/o Sidley & Austin
One First National Plaza
Suite 4800
Chicago, Illinois 60603

------------------------

*   Less than one percent.

                                                  (TABLE CONTINUED ON NEXT PAGE)

(TABLE CONTINUED FROM PRIOR PAGE)

                                                                                  SHARES BENEFICIALLY OWNED
                                                                            --------------------------------------
NAME AND ADDRESS OF                                                         AMOUNT AND NATURE     PERCENTAGE OF
  BENEFICIAL OWNER                                                           OF OWNERSHIP (A)         CLASS
--------------------------------------------------------------------------  ------------------  ------------------

Edward T. Reilly (h)......................................................           47,800             *
c/o Big Flower Press Holdings, Inc.
3 East 54th Street
New York, New York 10022

Edward M. Yorke (e).......................................................          --                  --
c/o Apollo Management, L.P.
1301 Avenue of the Americas
New York, New York 10019

Mark A. Angelson (i)......................................................           42,700             *
c/o Big Flower Press Holdings, Inc.
3 East 54th Street
New York, New York 10022

Richard L. Ritchie........................................................          --                  --
c/o Big Flower Press Holdings, Inc.
3 East 54th Street
New York, New York 10022

All directors and current executive officers as a group
  (10 persons) (e) (j)....................................................        2,471,244              14.5%

------------------------

*   Less than one percent.

(a) This column includes shares which directors and executive officers have the right to acquire within 60 days. Except as otherwise indicated, each person and entity has sole voting and dispositive power with respect to the shares set forth in the table.

(b) Includes (x) 6,000 shares held by Mr. Ammon as general partner of a partnership in which certain family members are the limited partners and have 99% of the economic interests, (y) options to purchase 100,000 shares of Common Stock which are presently exercisable and (z) 200 shares owned by Mr. Ammon's minor children, as to which Mr. Ammon disclaims beneficial ownership.

(c) Represents shares of Class B Common Stock of the Company, which are not voting but are convertible into shares of Common Stock under certain circumstances.

(d) Shares are held for various customers of Goldman, Sachs & Co.

(e) Does not include shares owned by Apollo Big Flower Partners, L.P. ("Apollo"). Mr. Black and Mr. Yorke are officers of Apollo Capital Management, Inc., the general partner of Apollo Advisors, L.P., the managing general partner of AIF II, L.P., which in turn acts as the general partner of Apollo. Messrs. Black and Yorke expressly disclaim beneficial ownership with respect to such shares.

(f) Represents options to purchase 13,400 shares of Common Stock which are presently exercisable.

(g) Includes options to purchase 13,400 shares of Common Stock which are presently exercisable.

(h) Includes options to purchase 40,000 shares of Common Stock which are presently exercisable.

(i) Includes options to purchase 37,500 shares of Common Stock which are presently exercisable.

(j) Includes options to purchase 231,100 shares of Common Stock which are presently exercisable.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

    INTRODUCTION. This report to stockholders presents an overview of both the charter of the Compensation Committee of the Board of Directors (the "Compensation Committee") and of the Company's compensation philosophy. The Compensation Committee is composed entirely of non-employee directors.

    THE COMPENSATION COMMITTEE'S ROLE. The Compensation Committee's principal function is to review and approve the compensation program for the executive officers and other senior executives of the Company (the "Executive Compensation Program") and to administer grants under the Plan.

    The Company's Executive Compensation Program is designed to motivate the executives to achieve the Company's business objectives, with a special emphasis on increasing stockholder value, earnings per share ("EPS"), operating income plus depreciation, amortization and merger costs ("EBITDA") and after tax return on invested capital. Certain of the Company's executive officers are currently employed pursuant to multi-year employment agreements, the purpose of which is to retain the services of such officers for extended periods. The minimum salary to which each such executive officer is entitled is specified in the employment agreement, but the annual bonus for such executive officers with respect to periods beginning in 1997, which is a major part of an executive officer's cash compensation, and awards of stock options for executive officers, are subject to approval by the Compensation Committee from time to time. The principal terms of the employment agreements of executive officers of the Company are described under "Employment Arrangements with Executive Officers" below.

    OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM. The Executive Compensation Program is designed to help the Company retain, motivate and recruit the executives needed to maximize the Company's return to stockholders. The Company's explicit objective is to pay at levels required to secure the services of exceptionally talented executive officers, in particular, and employees, in general, necessary to achieve its long-term financial, strategic and stock price growth goals. Since one of the Company's objectives is rapid revenue growth, by internal expansion and through acquisitions, the Company has recruited the executive talent required to run a company which is larger than the Company in its present form. Toward that end, the Executive Compensation Program is designed to provide:

    - Levels of compensation that are highly competitive with those provided in the various markets in which the Company competes for its executive resources.

    - Incentive compensation that:

       - varies with the financial performance of the Company and/or its various business units;

       - varies with the performance of the Company's stock price; and

       - effectively rewards individual performance.

    - Equity-based compensation that ties executives' long-term financial interests to growth in the Company's market value per share.

    PROVIDING HIGHLY COMPETITIVE LEVELS OF COMPENSATION. The Company provides its executive officers with a total compensation package that--at expected levels of performance--is generally intended to compare favorably with compensation packages provided to executives in the advertising and marketing services industries (as adjusted to reflect the Company's size) who hold comparable positions or have similar qualifications. In addition, such compensation takes into account the highly demanding roles and combinations of responsibilities undertaken by Big Flower's executive officers.

    Given the Company's aggressive stockholder return objectives, the Company has designed salary and incentive programs intended to attract exceptionally high-caliber executives and is committed to paying these executives a substantial portion of their compensation based directly on the performance of the Company and, in appropriate cases, on the performance of a particular business unit.

    To establish appropriate competitive frames of reference, the Company looks toward pay levels offered by leading-performance companies in the relevant markets for executive talent. The Company periodically assesses an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. The Company's review of competitive compensation levels incorporates a case-by-case approach that considers each position's relative content, accountabilities and scope of responsibility. The Company also takes into account its businesses, current size and expected growth, expected contributions from specific executives and other similar factors. For senior executives, this review includes an examination of pay data for comparable positions within the advertising and marketing services industries, as well as data for other diversified holding companies and pay data for individuals with backgrounds comparable to such officers.

    While the expected value of an executive's compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of pay at risk, and the actual value of the package will exceed or fall below this level depending on actual Company results. The Company is committed to the pay-for-performance philosophy and is seeking to implement an Executive Compensation Program which provides stockholders with performance-for-pay.

    ENSURING THAT INCENTIVE COMPENSATION VARIES WITH PERFORMANCE. The Executive Compensation Program is designed to ensure that incentive compensation varies with the performance of the Company and its business units. Awards paid under the EIP and the grants under the Plan will be directly tied to the short- and long-term financial performance (especially EPS, EBITDA and after tax return on invested capital) of the Company and its business units, as well as the performance of the Company's stock price.

    The Company's various incentive plans each serve different purposes and, as such, employ different measures of performance and cover different periods of time. Accordingly, an executive officer's total compensation will not typically vary based on any single measure of Company or business unit performance. However, in combination, these plans provide a powerful incentive--focusing management attention on those measures important to stockholders (such as growth, EPS, EBITDA and after tax return on invested capital), holding participants accountable for poor results and rewarding them for superior accomplishments.

    The Company also believes that effectively rewarding performance helps motivate managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that varies with financial and stock price performance, an executive's incentive awards may also be influenced by qualitative assessment of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by the Compensation Committee.

    OVERVIEW OF THE EXECUTIVE COMPENSATION PROGRAM. The Executive Compensation Program is comprised of three principal elements: the base salary program, annual incentives under the EIP and grants of stock and option awards under the Plan. Each of these is designed and administered with the explicit purpose of furthering the stockholders' interests by facilitating the employment of highly-talented executives and motivating them to achieve exceptional levels of performance. An overview of each of these elements and of how each is intended to support stockholder interests is provided below.

       BASE SALARY COMPENSATION. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent, reflect an individual's on-going performance, and are periodically adjusted based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

       ANNUAL INCENTIVE COMPENSATION. The EIP for executive officers and key employees of the Company's principal business units provides competitive annual pay opportunities linked to the Company's and/or business unit's annual financial performance. The EIP sets annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against pre-set financial and strategic objectives.

       LONG-TERM INCENTIVE COMPENSATION. The Company provides the executives of the Company's principal business units with stock-based incentives intended to provide competitive long-term incentive opportunities, enable participants to build significant wealth when meaningful stockholder wealth has been created, and directly link a significant portion of total pay to the Company's long-term stock performance. Although the Plan is generally designed to provide periodic grants of options on the Common Stock, it also provides for the use of restricted stock awards.

    OTHER EXECUTIVE COMPENSATION. In addition, the Company provides executives with benefits and perquisites such as a 401(k) plan, health and life insurance benefits and tax and financial planning advice. Overall, the Compensation Committee believes the provided levels of benefits and perquisites are necessary and, in combination with the previously mentioned compensation elements, facilitate the Company's ability to secure the most appropriate executive talents.

    CEO COMPENSATION. Mr. Ammon was the Company's Chief Executive Officer from its inception until April 1997, at which time Mr. Reilly became the Company's Chief Executive Officer. For a discussion of the Company's Employment Agreements with Messrs. Ammon and Reilly, see "Employment Arrangements with Executive Officers" below.

    The Committee took no action during Fiscal 1996 to establish a policy with respect to the payment of compensation to the Company's executive officers of amounts that qualify for tax deductibility under the $1 million limit on deductible compensation under The Omnibus Budget Reconciliation Act of 1993 (the "Tax Act"). The Committee intends to judge the appropriateness of a policy regarding the Tax Act on an individual basis.

    SUMMARY. The Compensation Committee believes the Executive Compensation Program will ensure the Company's ability to retain, motivate and attract the executive resources required to maximize long-term stockholder returns. The Company's competitive pay philosophy facilitates the employment of talented executives. The emphasis on variable pay and the direct link to both financial and stock performance ties this competitive pay to critical measures of Company performance. In combination, all these elements act in the best interests of the Company's stockholders and are worthy of your support.

                                          The Compensation Committee

                                          Peter G. Diamandis, Chairman

                                          Leon D. Black

                                          Robert M. Kimmitt

                                          Newton N. Minow

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid in respect of Fiscal 1996, the transition period from July 1, 1995 to December 31, 1995 ("TP95") and for the fiscal years ended June 30, 1995 and June 30, 1994, to R. Theodore Ammon, who served as the Chairman and Chief Executive Officer of the Company during each of the foregoing periods, and to each of the other most highly paid executive officers of the Company who were serving as executive officers as of the end of Fiscal 1996 (the "Named Executive Officers"). With the hiring of Mr. Ritchie as Executive Vice President and Chief Financial Officer of Big Flower and the retirement of Mr. Scheller from his office as Vice Chairman of the Company, the current executive officers of Big Flower are Messrs. Ammon, Reilly, Angelson and Ritchie.

                           SUMMARY COMPENSATION TABLE

                                                                                                        LONG-TERM
                                                                                                      COMPENSATION
                                                                                                         AWARDS
                                                                                                      -------------
                                                                     ANNUAL COMPENSATION               SECURITIES
                                                         -------------------------------------------   UNDERLYING
                                                            SALARY                    OTHER ANNUAL    OPTIONS/SARS
NAME AND PRINCIPAL POSITION                    PERIOD       ($)(1)      BONUS ($)   COMPENSATION ($)     (#)(2)
--------------------------------------------  ---------  ------------  -----------  ----------------  -------------

R. Theodore Ammon...........................       1996      752,178      334,219         (3)              --
  Chairman and former Chief Executive              TP95      344,750      114,844         (3)             300,000
  Officer of Big Flower                            1995      646,060      392,600         (3)              --
                                                   1994      529,615      447,200         (3)              --

Edward T. Reilly (4)........................       1996      376,593      287,000(5)       (3)            200,000
  President and Chief Executive Officer of         TP95       --           --              --              --
  Big Flower                                       1995       --           --              --              --
                                                   1994       --           --              --              --

Mark A. Angelson (4)........................       1996      315,000      225,000         343,982(6)      150,000
  Executive Vice President and General             TP95       --           --              --              --
  Counsel and Secretary of the Board of Big        1995       --           --              --              --
  Flower                                           1994       --           --              --              --

Sanford G. Scheller (7).....................       1996      150,012       --              16,000(8)       --
  Former Vice Chairman of Big Flower               TP95       75,000       --              --              --
                                                   1995      437,310      241,600         130,649(9)       --
                                                   1994      424,104      275,200          --             100,646

------------------------------

(1) Includes amounts contributed to 401(k) plan by the Company on behalf of the Named Executive Officer at such Officer's election.

(2) All stock option grants were made pursuant to the Plan and are described below under "Options Granted in Fiscal 1996" and "Employment Arrangements with Executive Officers."

(3) Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported under the headings of "Salary" and "Bonus."

(4) The Named Executive Officer began his employment with Big Flower in Fiscal 1996; therefore, the Named Executive Officer did not receive any compensation from Big Flower prior to that time.

(5) Includes a one-time signing bonus of $37,000 to reimburse Mr. Reilly for certain costs incurred in connection with his leaving his previous position.

(6) Includes relocation costs of $335,862 (including tax gross up).

(7) Mr. Scheller retired as Vice Chairman and Director of Big Flower on November 7, 1996.

(8) Represents auto allowance.

(9) Represents $120,449 in relocation costs (including tax gross up) and $10,200 in auto allowance.

OPTIONS GRANTED IN FISCAL 1996

    The following table sets forth certain information with respect to options to purchase shares of Common Stock granted to the Named Executive Officers during Fiscal 1996. The Company did not grant any stock appreciation rights to any of the Named Executive Officers and no stock options were exercised by any Named Executive Officer during Fiscal 1996.

                         OPTIONS GRANTED IN FISCAL 1996

                                                             INDIVIDUAL GRANTS
                                          --------------------------------------------------------
                                           NUMBER OF      % OF TOTAL                                 GRANT DATE VALUE
                                          SECURITIES        OPTIONS                                 -------------------
                                          UNDERLYING      GRANTED TO      EXERCISE OR                   GRANT DATE
                                            OPTIONS      EMPLOYEES IN     BASE PRICE   EXPIRATION    PRESENT VALUE ($)
NAME                                      GRANTED(#)      FISCAL 1996      ($/SHARE)      DATE              (1)
----------------------------------------  -----------  -----------------  -----------  -----------  -------------------

Edward T. Reilly (2)....................     200,000              39%      $  12.75       3/29/06         1,659,900

Mark A. Angelson(3).....................     150,000              30%      $  12.625      3/21/06         1,216,940

------------------------------

(1) These values were calculated using a Black-Scholes option pricing model. The actual value, if any, that an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used in the calculations:

    (a) assumed option term of 10 years;

    (b) stock price volatility factor of 0.5236;

    (c) 6.50% annual discount rate;

    (d) no dividend payment; and

    (e) 3% discount to Black-Scholes ratio for each year an option remains unvested.

(2) Mr. Reilly's options were granted on March 29, 1996. 20% of these options vested on December 31, 1996. 20% of these options will vest on each of December 31, 1997, 1998 and 1999 with the remaining 20% vesting on the fourth anniversary of the Reilly Agreement (as defined below). The exercise price of $12.75 was equal to the Closing Price on the date of the grant as reported on the New York Stock Exchange. The options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant. See "Employment Arrangements with Executive Officers" below.

(3) Mr. Angelson's options were granted on March 21, 1996. 10% of these options vested on December 31, 1996, and 15% of these options vested on March 21, 1997. 25% of these options will vest on each of the next three anniversaries of the Angelson Agreement (as defined below). The exercise price of $12.625 was equal to the Closing Price on the date of grant as reported on the New York Stock Exchange. The options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant. See "Employment Arrangements with Executive Officers" below.

OPTION VALUES AT END OF FISCAL 1996

    The following table sets forth certain information concerning the number and the value at the end of Fiscal 1996 of unexercised in-the-money options to purchase Common Stock granted to the Named Executive Officers as of the end of Fiscal 1996. No stock appreciation rights have been granted to any of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                               NUMBER OF SECURITIES         VALUE OF
                                                                                    UNDERLYING            UNEXERCISED
                                                                                    UNEXERCISED           IN-THE-MONEY
                                                                                      OPTIONS               OPTIONS
                                                                                AT FISCAL 1996 END     AT FISCAL 1996 END
                                                                                        (#)                   ($)
                                                SHARES                         ---------------------  --------------------
                                              ACQUIRED ON          VALUE           EXERCISABLE/           EXERCISABLE/
NAME                                         EXERCISE (#)      REALIZED ($)        UNEXERCISABLE       UNEXERCISABLE (1)
-----------------------------------------  -----------------  ---------------  ---------------------  --------------------
R. Theodore Ammon........................         -0-               -0-             100,000/200,000       275,000/550,000
Edward T. Reilly.........................         -0-               -0-              40,000/160,000       240,000/960,000
Mark A. Angelson.........................         -0-               -0-              15,000/135,000        91,875/826,875
Sanford G. Scheller (2)..................         -0-               -0-                   100,646/0           1,563,032/0

------------------------------

(1) Based on the Closing Price of $18.75 of Big Flower's Common Stock on December 31, 1996, the last trading day of Fiscal 1996, less the exercise price payable for such shares.

(2) Value of options does not include $.89 purchase price per optioned share paid by Mr. Scheller to purchase such options.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The following table sets forth annual amounts payable upon retirement under TC Advertising's supplemental executive retirement plan (the "SERP").

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
               ----------------------------------------------------------------

REMUNERATION       5         10         15         20         25         30
-------------  ---------  ---------  ---------  ---------  ---------  ---------
1$50,000.....  $   7,500  $  15,000  $  22,500  $  30,000  $  37,500  $  45,000
175,000.....       8,750     17,500     26,250     35,000     43,750     52,500
200,000.....      10,000     20,000     30,000     40,000     50,000     60,000
225,000.....      11,250     22,500     33,750     45,000     56,250     67,500
250,000.....      12,500     25,000     37,500     50,000     62,500     75,000
275,000.....      13,750     27,500     41,250     55,000     68,750     82,500
300,000.....      15,000     30,000     45,000     60,000     75,000     90,000
500,000.....      25,000     50,000     75,000    100,000    125,000    150,000
600,000.....      30,000     60,000     90,000    120,000    150,000    180,000
700,000.....      35,000     70,000    105,000    140,000    175,000    210,000
800,000.....      40,000     80,000    120,000    160,000    200,000    240,000
900,000.....      45,000     90,000    135,000    180,000    225,000    270,000

    The compensation covered by the SERP includes the executive's entire annual base salary. Messrs. Ammon, Reilly and Angelson currently have 3, 1, and 1 year(s) of service, respectively. At the time of his retirement from the Company, Mr. Scheller agreed to forego any claims for payment under the SERP in exchange for certain other retirement benefits. See "Employment Arrangements with Executive Officers" below. Benefits under the SERP are computed by multiplying the participant's average salary for the last five years prior to retirement by a percentage equal to one percent for each year of service up to a maximum of 30 years. Benefits under the SERP are not subject to a deduction for Social Security or other offset amounts.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

    AMMON EMPLOYMENT AGREEMENT. The Company has entered into an employment agreement with Mr. Ammon, effective November 20, 1995 (as amended to date, the "Ammon Agreement"), pursuant to which Mr. Ammon currently serves as Chairman of the Board and served as Chief Executive Officer of the Company until April 1997. The initial term of the Ammon Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Ammon Agreement, unless either the Company or Mr. Ammon provides specified notice to the contrary. Mr. Ammon is required to devote to the Company the time necessary for the effective conduct of his duties under the Ammon Agreement and is permitted to engage in outside business interests that do not conflict with such duties or otherwise compete with the Company. Mr. Ammon is entitled to receive an initial base salary equal to $750,000 per year; an annual bonus targeted at not less than 50% of base salary (assuming bonus targets under the EIP are met); an annual payment of $108,000 with respect to life insurance premiums; and certain fringe benefits, including participation in the SERP. Mr. Ammon was granted an option to purchase 300,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price equal to $16.00 per share and (c) vesting ratably over a three-year period. Pursuant to the Ammon Agreement, the Compensation Committee conducted an annual review of Mr. Ammon's compensation and determined to increase his annual bonus target to not less than 75% of his base salary (assuming bonus targets under the EIP are met).

    If Mr. Ammon's employment with the Company is terminated other than for "cause" (as defined in the Ammon Agreement), Mr. Ammon will be entitled to receive a supplemental retirement benefit, subject to certain vesting and benefit accrual requirements and subject to being offset by amounts payable under the SERP, of up to 50% of his final average compensation (including salary and EIP bonus), which benefit would commence at age 60. Mr. Ammon will have the right to terminate the Ammon Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Ammon Agreement). In such event, or if the Company terminates Mr. Ammon's employment without cause, (i) Mr. Ammon will be entitled generally to receive the salary and bonus otherwise payable to him over the greater of (x) the remaining term of the Ammon Agreement and (y) a period of six months; (ii) all outstanding equity incentive awards (including stock options) would immediately vest; (iii) Mr. Ammon would receive additional service credit for purposes of the supplemental retirement benefit; and (iv) the life insurance and certain fringe benefits would continue during the severance period. Upon the termination of his employment following a "change in control" of the Company (as defined in the Ammon Agreement), Mr. Ammon would (i) be entitled to receive a lump sum amount equal to three times his base salary and bonus, (ii) become vested in all outstanding equity incentive awards, (iii) have the right to receive a cash payment equal to the spread on all outstanding stock options, (iv) receive a lump sum payment with respect to foregone fringe benefits, (v) receive additional service credit for purposes of the supplemental retirement benefit and (vi) be entitled to a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). During the term of the Ammon Agreement (and, in the event Mr. Ammon terminates his employment other than for good reason or the Company terminates Mr. Ammon's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Ammon will be subject to certain non-competition and non-solicitation requirements.

    REILLY EMPLOYMENT AGREEMENT. The Company has entered into an employment agreement with Mr. Reilly, effective March 29, 1996 (the "Reilly Agreement"), pursuant to which Mr. Reilly currently serves as President and Chief Executive Officer of the Company. The initial term of the Reilly Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Reilly Agreement, unless either the Company or Mr. Reilly provides specified notice to the contrary. Mr. Reilly is required to devote to the Company all of his working time, attention and efforts. Mr. Reilly is entitled to receive an initial base salary of $500,000 per year; an annual bonus targeted at not less than 50% of base salary (assuming bonus targets under the EIP are met), with a guaranteed annual bonus of

$250,000 payable with respect to Fiscal 1996; a signing bonus of $37,000 to compensate Mr. Reilly with respect to the value of stock options granted by his previous employer and forfeited in connection with his termination of employment therewith; and certain fringe benefits, including participation in the SERP. Mr. Reilly has been granted an option to purchase 200,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price of $12.75 per share (the Closing Price on the date of the grant as reported on the New York Stock Exchange), and
(c) vesting in installments of 20% each on December 31, 1996, 1997, 1998, and 1999 and the remaining 20% on the fourth anniversary of the Reilly Agreement, provided, that all such options will immediately vest upon the occurrence of a "change in control" of the Company (as defined in the Reilly Agreement). Pursuant to the Reilly Agreement, the Compensation Committee conducted an annual review of Mr. Reilly's compensation and determined to raise his base salary to $550,000 per year, effective as of May 1, 1997, and to increase his annual bonus target to not less than 75% of his base salary (assuming bonus targets under the EIP are met). Mr. Reilly was also granted (x) an option to purchase 100,000 shares of Common Stock (1) with a ten year term, (2) at an exercise price of $18.375 per share (the Closing Price on the date of the grant as reported on the New York Stock Exchange), and (3) vesting 100% on April 29, 1998, the anniversary date of such grant, and (y) an option to purchase 100,000 shares of Common Stock (1) with a ten year term, (2) at an exercise price of $21.13 per share (which represents a 15% premium over the Closing Price on the date of the grant as reported on the New York Stock Exchange), and (3) vesting ratably over the period of 3 years from the date of such grant.

    Mr. Reilly will have the right to terminate the Reilly Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Reilly Agreement). In such event, or if the Company terminates Mr. Reilly's employment without "cause" (as defined in the Reilly Agreement), (i) Mr. Reilly will be entitled to receive a lump sum amount equal to the sum of (A) two times the sum of (x) his then base salary plus (y) the highest annual performance bonus Mr. Reilly received in the three years preceding such termination of employment, plus (B) the present value of all fringe benefits payable under the remaining term of the Reilly Agreement, (ii) all outstanding equity incentive awards (including stock options) will immediately vest and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term), and
(iii) Mr. Reilly would be entitled to receive a payment sufficient to offset the effects of any excise tax imposed under Section 4999 of the Code. During the term of the Reilly Agreement (and, in the event Mr. Reilly terminates his employment other than for good reason or the Company terminates Mr. Reilly's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Reilly will be subject to certain non-competition and non-solicitation requirements.

    ANGELSON EMPLOYMENT AGREEMENT. The Company has entered into an employment agreement with Mr. Angelson, effective March 21, 1996 (the "Angelson Agreement"), pursuant to which Mr. Angelson serves as Executive Vice President and General Counsel and Secretary of the Board of Directors of the Company. The initial term of the Angelson Agreement is three years, subject to automatic one-year extensions commencing on the second anniversary of the Angelson Agreement, unless either the Company or Mr. Angelson provides specified notice to the contrary. Mr. Angelson is required to devote to the Company and its affiliates all of his working time, attention and efforts. Mr. Angelson is entitled to receive an initial base salary of $450,000 per year; an annual bonus targeted at not less than 50% of base salary (assuming bonus targets under the EIP are met), with a guaranteed annual bonus of $225,000 payable with respect to Fiscal 1996; annual premium payments during the term of employment with respect to a $2 million split-dollar life insurance policy or policies to be acquired and owned by Mr. Angelson; and certain fringe benefits, including participation in the SERP and payment of certain expenses in connection with Mr. Angelson's relocation from London to New York. Mr. Angelson has been granted an option to purchase 150,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price of $12.625 per share (the Closing Price on the date of the grant as reported on the New York Stock Exchange), and (c) vesting in installments of 10% on December 31, 1996, 15% on March 21, 1997 and 25% on each of the next three anniversaries of the Angelson Agreement, provided, that all such options will immediately vest upon the occurrence of a "change in control" of the Company (as defined in the Angelson Agreement). Pursuant to the Angelson Agreement, the Compensation Committee conducted an annual review of Mr. Angelson's compensation and determined to raise his base salary to $475,000 per year and to increase an annual bonus target to not less than 75% of such base salary (assuming bonus targets under EIP are met). Mr. Angelson was also granted an option to purchase 58,300 shares of Common Stock (1) with a ten year term, (2) at an exercise price of $18.125 per share (the Closing Price on the date of the grant as reported on the New York Stock Exchange), and (3) vesting 100% on March 25, 1998, the anniversary date of such grant.

    Mr. Angelson will have the right to terminate the Angelson Agreement in the event of the material breach thereof by the Company or for other "good reason" (as defined in the Angelson Agreement). In such event, or if the Company terminates Mr. Angelson's employment without "cause" (as defined in the Angelson Agreement), (i) Mr. Angelson will be entitled to receive a lump sum amount equal to the sum of (A) two times the sum of (x) his then base salary plus (y) the highest annual performance bonus Mr. Angelson received in the three years preceding such termination of employment, plus (B) the present value of all insurance premium payments and other fringe benefits payable under the remaining term of the Angelson Agreement, (ii) all outstanding equity incentive awards (including stock options) will immediately vest and remain exercisable for a period of one year following the date of such termination (or, if earlier, until the end of the option term), and (iii) Mr. Angelson would be entitled to receive a payment sufficient to offset the effects of any excise tax imposed under
Section 4999 of the Code. During the term of the Angelson Agreement (and, in the event Mr. Angelson terminates his employment other than for good reason or the Company terminates Mr. Angelson's employment for cause, for a period of one year beyond the expiration of the employment term), Mr. Angelson will be subject to certain non-competition and non-solicitation requirements.

    RITCHIE EMPLOYMENT ARRANGEMENTS. The Company entered into a letter agreement with Mr. Ritchie, on December 13, 1996 (the "Ritchie Agreement"), pursuant to which Mr. Ritchie serves as Executive Vice President and Chief Financial Officer of the Company. Mr. Ritchie is required to devote to the Company all of his working time, attention and efforts. In the event that Mr. Ritchie's employment should be terminated by the Company other than for "cause" (as defined in the Executive Severance Agreement discussed below) prior to a "change in control" of the Company (as defined in the Executive Severance Agreement discussed below), Mr. Ritchie will be entitled to a payment equal to one year's base salary. Mr. Ritchie is entitled to receive an initial base salary of $400,000 per year; an annual bonus targeted at not less than 50% of base salary (assuming bonus targets under the EIP are met); and certain fringe benefits, including participation in the SERP and payment of certain expenses in connection with his relocation from Texas to New York. On January 6, 1997, Mr. Ritchie was granted an option to purchase 100,000 shares of Common Stock (a) with a ten-year term, (b) at an exercise price of $18.00 per share (the Closing Price on the date of the grant as reported on the New York Stock Exchange), and
(c) vesting in installments of 25% on January 6 of each of 1998, 1999, 2000 and 2001, provided that all such options will immediately vest upon the occurrence of a "change in control" of the Company. Pursuant to the Ritchie Agreement, the Compensation Committee conducted a review of Mr. Ritchie's compensation and determined to increase his annual bonus target to not less than 75% of his base salary (assuming bonus targets under the EIP are met).

    In addition, the Company has entered into a severance agreement with Mr. Ritchie, effective January 6, 1997 (the "Executive Severance Agreement"), which provides that if Mr. Ritchie's employment is terminated by the Company other than for "cause" or by Mr. Ritchie for "good reason" (as defined in the Executive Severance Agreement) following a "change in control" of the Company, Mr. Ritchie will receive a lump sum amount equal to two times the sum of (x) the greater of his annual base salary in effect immediately prior to the termination of employment and his annual base salary in effect immediately prior to the "change in control" and (y) the greater of the target bonus for Mr. Ritchie under the EIP in the year immediately preceding that in which the termination occurs and the average such bonus for the three years immediately preceding the "change in control." In addition, (i) all outstanding stock incentive awards (including stock options) will immediately vest and remain exercisable until at least 90 days following the "change in control," and
(ii) Mr. Ritchie would be entitled to two years of continued medical and other insurance benefits. The total amount of benefits payable to Mr. Ritchie would be limited to the extent necessary to preserve the Company's deduction pursuant to
Section 280G of the Code.

    SCHELLER RETIREMENT AGREEMENT. In February 1996, Big Flower, TC Advertising and Mr. Scheller entered into a retirement agreement (the "Retirement Agreement") to memorialize the terms of Mr. Scheller's retirement from TC Advertising. The Retirement Agreement provides that Mr. Scheller will receive
(i) payments equal to $12,501 per month for a period of 15 years commencing on the date of termination of his employment with TC Advertising, which occurred in June 1995, and (ii) certain perquisites, including certain medical insurance payments. Furthermore, the Company agreed that all of Mr. Scheller's options became fully exercisable and vested on March 1, 1996.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee during Fiscal 1996 prior to November 7, 1996 consisted of Messrs. Scheller (Chairman), Black and Diamandis, and following such date consisted of Messrs. Diamandis (Chairman), Black, Kimmitt and Minow. There were no interlocks involving members of the Compensation Committee.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graphs compare the cumulative total stockholder returns (assuming reinvestment of dividends) of the Company's common stock, the Standard & Poor's 500 Index (the "S&P 500 Index"), the Standard & Poor's Advertising and Marketing Services Index (the "Advertising and Marketing Index"), and the Standard & Poor's Publishing (Newspaper) Index (the "Newspaper Index"). The comparisons reflected in the graph are not intended to forecast the future performance of the Company's common stock and may not be indicative of such future performance. The graph assumes $100 invested on November 22, 1995 (the date of the Company's initial public offering) in the Company's common stock and each of the indices.

              COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN*:
            BIG FLOWER VS. S&P 500, ADVERTISING AND MARKETING INDEX
                              AND NEWSPAPER INDEX.
                          TOTAL RETURN TO STOCKHOLDERS
                              REINVESTED DIVIDENDS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                          SERVICE (ADVERTISING/MKTG) -
            BIG FLOWER PRESS HLDGS INC   S&P 500 INDEX                500                PUBLISHING (NEWSPAPER) - 500
22-Nov-95                       100.00           100.00                          100.00                        100.00
Dec-95                          100.81           103.11                          113.46                        101.00
Dec-96                          121.95           126.78                          129.61                        128.41

* Assumes that the value of the investment in Big Flower common stock and in each index was $100 on November 22, 1995 and that all dividends were reinvested.

    The Company selected the Advertising and Marketing Index for comparison for 1996 because such index more closely resembles the Company's lines of business following the Company's acquisitions of six advertising and marketing-related companies in 1996. In view of such acquisitions, the Company believes that it is more appropriate to compare its total cumulative returns to the advertising and marketing companies in the Advertising and Marketing Index than to the publishing and newspaper companies in the Newspaper Index. As a result of the addition of an index, the above graph compares the total cumulative returns of the Company's common stock with both the Advertising and Marketing Index and the Newspaper Index.

    The total percentage return for the Big Flower common stock for Fiscal 1996 was approximately 20.97%. This compares with the total percentage return for such period of 14.23% for the Advertising and Marketing Index; 22.96% for the S&P 500 Index; and 27.14% for the Newspaper Index. These percentages assume that all dividends were reinvested.

                              CERTAIN TRANSACTIONS

    During Fiscal 1996, the Company paid approximately (x) $830,000 in fees to BT Securities Corporation, an affiliate of BT Investment Partners, Inc. ("BTIP"), for advice and underwriting services in connection with certain of the Company's debt and (y) $2,240,000 to Bankers Trust Company, an affiliate of BTIP, in connection with its role as agent and lender under a credit facility with TC Advertising.

                                  PROPOSAL 2.

  APPROVAL OF AMENDMENTS TO THE BIG FLOWER PRESS HOLDINGS, INC. RESTATED 1993
                         STOCK AWARD AND INCENTIVE PLAN

INTRODUCTION

    In 1993, as part of the Company's program to provide senior management with incentives linked to longer-term business unit and corporate performance, the Board of Directors and stockholders of the Company approved the Plan. The Plan is designed to provide senior corporate and business unit managers, key employees, consultants and advisors to the Company with stock based incentives which are intended to provide competitive long-term incentive opportunities and tie long-term compensation to increases in the Company's stock price. To further the purposes of the Plan, the Compensation Committee amended the Plan, subject to approval of the Company's stockholders, to (a) increase the maximum number of shares of Common Stock that are reserved and available for issuance under the Plan from 3,484,114 to 5,484,114, (b) permit non-employee directors to participate in the Plan, (c) authorize (i) Initial Election Options to purchase 13,400 shares of Common Stock to be granted to each non-management director on the date that such director is first elected to the Board of Directors and (ii) Reelection Options to purchase 1,000 shares of Common Stock to be granted to each non-management director on each anniversary of the date that such director is elected to the Board of Directors, (d) permit non-employee directors to elect to receive any annual retainer and/or meeting fees that may become payable in shares of Common Stock or options to purchase shares of Common Stock and, (e) permit the exercise of options by non-employee directors and non-management directors by delivery of previously acquired shares of Common Stock held by such directors for at least six months (collectively, the "Amendments"). The Board of Directors believes that the Amendments will provide the Compensation Committee with increased flexibility in promoting the interests of the Company and stockholders by (x) securing for the Company and its stockholders the benefits of the additional incentive interest in the ownership of the Company's capital stock by its directors and (y) assisting the Company to secure and retain the services of such directors.

REQUIRED VOTE

    Approval of Proposal (2) requires the affirmative vote of holders of a majority of the total shares of Common Stock outstanding and entitled to vote at the Meeting. If Proposal (2) is approved, the Amendments will become effective. If Proposal (2) is not approved, the Amendments will not become effective and the Plan will continue in effect as previously adopted by the Board of Directors and approved by the stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE PLAN.

SUMMARY OF PLAN PROVISIONS AND PROPOSED AMENDMENTS

    THE FOLLOWING DESCRIPTION OF THE PLAN IS MERELY A SUMMARY OF CERTAIN PROVISIONS THEREOF AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE PLAN ATTACHED HERETO AS EXHIBIT A. SUCH EXHIBIT A IS A PART OF THIS PROXY STATEMENT AND SHOULD BE READ IN CONNECTION WITH THE FOLLOWING SUMMARY. IN EXHIBIT A, LANGUAGE IN BRACKETS [ ] CURRENTLY APPEARS IN THE PLAN BUT WILL BE DELETED IF PROPOSAL (2) IS APPROVED AND LANGUAGE THAT IS UNDERLINED WILL BE ADDED TO THE PLAN IF PROPOSAL (2) IS APPROVED.

    PURPOSE. The purpose of the Plan is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the capital stock of the Company by selected officers, and key employees of, and key consultants and advisors to, the Company and its subsidiaries, including the individuals named in the Summary Compensation Table, who are important to the success and growth of the business of the Company and its subsidiaries and (ii) assisting the Company to secure and retain the services of such persons. The Plan provides for granting to such persons (a) options to purchase shares of Common Stock, (b) Stock Appreciation Rights or Limited Stock Appreciation Rights (each as defined in the Plan), (c) Performance Shares (as defined in the Plan),
(d) Deferred Stock (as defined in the Plan), (e) Restricted Stock (as defined in the Plan) and (f) any combination of the foregoing (collectively, "Equity Interests"). Approximately 125 officers and key employees, no consultants or advisors and, subject to stockholder approval of the Amendments, eight directors are eligible to participate under the Plan.

    ADMINISTRATION. The Plan is administered by the Compensation Committee. Subject to the limitations and conditions of the Plan, the Compensation Committee has authority to determine the amounts, times, forms and terms and conditions of grants under the Plan. All decisions made by the Compensation Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the participants in the Plan.

    SHARES SUBJECT TO THE PLAN. The total number of shares of Common Stock reserved and available for issuance under the Plan is currently 3,484,114. From the Plan's inception in 1993 through May 9, 1997, various rights exercisable for an aggregate of 3,349,441 shares of Common Stock have been granted under the Plan, leaving only 134,673 shares available for future options or awards.

    The number of shares of Common Stock remaining available for grants under the Plan are insufficient, however, to adequately provide for the participation of the number of employees and directors eligible to receive such grants, especially in light of automatic grants of options to non-management directors described below. Accordingly, the Compensation Committee adopted amendments to the Plan (subject to stockholder approval) to increase the aggregate number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares. Therefore, subject to stockholder approval of the Amendments, the maximum number of shares of Common Stock reserved and available for issuance under the Plan will be 5,484,114. The shares of Common Stock may be either authorized but unissued shares or treasury shares, including such shares re-acquired by the Company.

    If an option expires or terminates for any reason during the term of the Plan and prior to the exercise in full of such option or if other Equity Interests are forfeited as provided in the grant of such Equity Interest, the number of shares of Common Stock previously subject to but not delivered under such option, or grant of such Equity Interest, shall be available for the grant of options or other Equity Interests thereafter. In addition, if any shares of Common Stock have been pledged as collateral for indebtedness incurred by a participant in connection with the exercise of a stock option and such shares are returned to the Company in satisfaction of such indebtedness, such shares will again be available for issuance in connection with future awards under the Plan.

    CERTAIN PROVISIONS RELATING TO OPTIONS. For Federal income tax purposes, options granted pursuant to the Plan may be either "incentive stock options" as such term is defined in Section 422 of the Code, or "non-qualified stock options." In the case of an incentive stock option, the price per share to be paid by the optionee on the date such option is exercised may not be less than the Fair Market Value (as defined in the Plan) on the date such option is granted. The period after which options granted under the Plan may be exercised shall be determined by the Compensation Committee with respect to each option granted but may not exceed ten years from the date on which the option is granted. The exercise price of such options is to be paid in cash or its equivalent, except that the Compensation Committee may in its discretion allow such payment to be made (in whole or in part) by surrender of unrestricted shares of Common Stock already owned by the optionee, or, in the case of the exercise of a non-qualified stock option, Restricted Stock or Performance Shares, in each case at their Fair Market Value on the date of exercise.

    AUTOMATIC GRANTS TO NON-MANAGEMENT DIRECTORS. Subject to stockholder approval of the Amendments, the Plan has been amended to authorize each director of the Company who is a non-management director to receive under the Plan on (i) the date of his or her initial election or appointment to the Board of Directors options to purchase 13,400 shares of Common Stock and (ii) the date of each subsequent annual meeting of stockholders of the Company at which such director is reelected, he or she receives options to purchase 1,000 shares of Common Stock. Each Initial Election Option has a term of ten years, and each Reelection Option has a term of five years, in each case subject to earlier termination upon the optionholder's termination of service to the Company. Each such option is exercisable immediately upon the date of grant. The price per share of Common Stock to be paid by the holder of such an option is equal to the Closing Price on the date the option is granted. The purchase price of the shares of Common Stock as to which such an option is exercised may be paid in cash, by check and by delivery of unrestricted shares of Common Stock held by the optionee for at least six months, at the director's election.

    ELECTIVE PURCHASE OF SHARES. Subject to stockholder approval of the Amendments, the Plan has been amended to permit non-employee directors to elect to receive in shares of Common Stock or options to purchase shares of Common Stock all or any portion of the annual retainer fees and/or Board of Directors or committee meeting attendance fees (the "Fees") that otherwise would be payable to him or her in cash.

    Any election (other than an initial election made within a specified period following the approval of the Amendments or the time a non-employee director first becomes a member of the Board) to receive shares of Common Stock or options to purchase shares of Common Stock rather than cash must be made at least six months in advance of payment and shall continue in effect until revoked by an election made at least six months in advance. There shall be no limit on the number of elections or revocations that may be made by a non-employee director, except that no such election (other than an initial election made within a specified period following the approval of the Amendments or the time a non-employee director first becomes a member of the Board) or revocation may take effect until at least six months after such election or revocation shall have been delivered to the Secretary of the Company. Any shares of Common Stock payable under such an election shall be issued on the same date that the Fees would have been paid in cash. The number of shares of Common Stock to be issued on account of an election to receive shares of Common Stock in payment of Fees shall be based on the Closing Price on the date as of which the Fees are payable. Cash will be paid in lieu of issuing any fractional share of Common Stock. Any options to purchase shares of Common Stock that are issuable under such an election shall be issued on the same date that the Fees would have been paid in cash. The number of shares of Common Stock for which such options would be exercisable shall be determined by dividing the Fees that would be payable on such date by the Closing Price on such date and multiplying the quotient by four. Cash will be paid in lieu of issuing any option for fractional shares of Common Stock. Such options would have an exercise price equal to the Closing Price on such date, would vest immediately upon the date of grant and remain exercisable for five years from the date of grant. Such exercise price may be paid in the same manner as described above for automatic grants to non-management directors.

    CERTAIN PROVISIONS APPLICABLE TO RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES. The Compensation Committee may grant Restricted Stock, Deferred Stock and Performance Shares to certain eligible persons at any time. In granting such Equity Interests, the Compensation Committee shall determine in its sole discretion the period or periods during which the restrictions on transferability applicable to such Equity Interests will be in force (the "Restricted Period"). During the Restricted Period applicable to each grant of Equity Interests, such Equity Interests may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. With respect to Equity Interests, the Compensation Committee shall determine in its sole discretion the restrictions on vesting which will apply to the Equity Interests for the Restricted Period.

    STOCKHOLDER RIGHTS. Except for the restrictions on transferability, a grantee of Restricted Stock or Performance Shares will have the rights of a holder of the shares of Common Stock, including the right to receive dividends paid on such shares and the right to vote such shares at meetings of stockholders of the Company. However, (i) no optionee will have any of the rights of a stockholder with respect to any shares of Common Stock unless and until he or she has exercised his or her option with respect to such shares of Common Stock and had paid the full exercise price therefor and (ii) participants will generally not have the rights of a stockholder with respect to stock subject to Deferred Stock award during the Restricted Period; PROVIDED, HOWEVER, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant.

    AMENDMENT AND TERMINATION. The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuance shall be made that would impair the rights of a participant under any award theretofore granted without such participant's consent, or that without the approval of the stockholders would (a) except for certain exceptions relating to anti-dilution adjustments, increase the total number of shares of Common Stock reserved under the Plan, (b) charge the class of persons eligible to participate in the Plan or
(c) extend the maximum term during which options may be exercised under the Plan.

    EFFECTIVE DATE AND DURATION OF THE PLAN AND AMENDMENTS. The Plan became effective as of October 26, 1993, the date of its approval by the Company's stockholders. The Amendments shall, upon approval by stockholders, become effective as of June 24, 1997. The term during which options and other Equity Interests may be granted under the Plan expires on October 26, 2003.

TREATMENT OF STOCK OPTIONS

    The following summary of United States federal income tax considerations is based on an analysis of the present provisions of the Code and the regulations promulgated thereunder. In addition, an optionee may be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides, which are not addressed in this discussion. This discussion assumes that an optionee who acquires shares of Company stock holds such shares as capital assets within the meaning of Section 1221 of the Code. Each optionee should therefore consult his or her personal tax advisor to determine the impact of U.S. federal, state and local taxes applicable to exercise of options and subsequent dispositions of shares acquired pursuant to such options.

    INCENTIVE STOCK OPTIONS. The grant or exercise of an incentive stock option does not result in taxable income to the optionee or a deduction to the Company. However, the excess of the fair market value on the date of exercise of the shares acquired over the option exercise price will generally be included in alternative minimum taxable income. Whether an optionee is subject to the alternative minimum tax will depend on such optionee's other taxable income.

    If an optionee does not dispose of shares acquired pursuant to an incentive stock option before the later of two years from the date of grant of such option and one year after the date of exercise of the option, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. If, however, an optionee disposes of shares acquired pursuant to an incentive stock option before the expiration of the one-year and two-year periods described above (a "disqualifying disposition"), an amount equal to the excess of the fair market value of the shares at the time of the option's exercise (or the proceeds of the disposition, if less) over the option price will, in the year of disposition, be taxable to the optionee as ordinary income and deductible by the Company. If the shares are disposed of at a loss, the loss will be a capital loss.

    An optionee's basis for capital gains purposes in shares acquired pursuant to the exercise of an incentive stock option will be the amount paid by the optionee upon exercise of the option. However, if the optionee does not hold the shares for the one-year and two-year holding periods discussed above, the optionee's basis in the shares is increased by an amount equal to the amount taxable as ordinary income.

    NONSTATUTORY STOCK OPTIONS. The grant of an option which is not an incentive stock option (a "nonstatutory stock option") does not result in taxable income to the optionee or a deduction to the Company. Upon the exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise of such option over the option price is taxable to the optionee as ordinary income and deductible by the Company. The optionee's basis for capital gains purposes in the shares acquired is equal to the sum of the exercise price and the amount taxable as ordinary income. Gain or loss on a subsequent disposition of shares acquired pursuant to a nonstatutory stock option will be treated as capital gain or loss, and will be long-term capital gain or loss is such shares were held for more than one year after the date of exercise.

    EXERCISE OF OPTIONS WITH PREVIOUSLY ACQUIRED SHARES. If an optionee uses previously acquired shares to pay all or a portion of the option price on the exercise of a stock option (whether or not an incentive stock option), no gain or loss is recognized with respect to the previously acquired shares. The shares received upon exercise of the option, to the extent of the number of previously acquired shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the previously acquired shares.

    If the option is a nonstatutory stock option, the additional shares received have a basis equal to the sum of the cash paid on exercise and the ordinary income taxable to the optionee as a result of the exercise. If the option is an incentive stock option, the additional shares have a basis equal to the cash paid on exercise (plus, if the one-year and two-year periods discussed above have not been met with respect to shares acquired upon the previous exercise of an incentive stock option, the amount includable in income). In each case, the holding period for capital gain purposes begins on the date of the exercise of the option.

    The use of shares previously acquired by exercising an incentive stock option in satisfaction of all or part of the exercise price for another option (whether or not such other option is an incentive stock option) is a disposition of the previously acquired shares for purposes of whether such shares have been held for the one-year and two-year periods discussed above. All shares acquired upon the exercise of an incentive stock option, including the previously acquired shares, are considered to have been acquired upon the date of exercise for purposes of these holding periods.

                                  PROPOSAL 3.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

INTRODUCTION

    The Board of Directors has selected Deloitte & Touche LLP ("Deloitte") to be the Company's independent certified public accountants for its fiscal year ended December 31, 1997. Deloitte has acted as the Company's independent certified public accountants since July, 1993.

    Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

    Ratification of the appointment of the independent certified public accountant requires the affirmative vote of a majority in voting power present (in person or by proxy) and entitled to vote at the Meeting. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the selection of the Company's independent certified public accountants will be submitted to the Company's Board of Directors for reconsideration.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, facsimile or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $6,500, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the Company's Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1998 Annual Meeting must be received by the Company no later than January 15, 1998, and must otherwise comply with Rule 14a-8 under the Exchange Act.

    Big Flower's By-Laws currently impose certain additional procedural requirements for submitting stockholder proposals to Annual Meetings of Stockholders. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 3 East 54th Street, New York, New York 10022.

INFORMATION INCORPORATED BY REFERENCE

    The Company hereby incorporates by reference into this Proxy Statement "Item
7. Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Company's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996, a copy of which is being provided to stockholders along with this Proxy Statement.

                                    By Order of the Board of Directors

                                    Mark A. Angelson
                                    EXECUTIVE VICE PRESIDENT AND

                                    GENERAL COUNSEL AND

                                    SECRETARY OF THE BOARD OF DIRECTORS

New York, New York

May 13, 1997

                                                                       EXHIBIT A
                        BIG FLOWER PRESS HOLDINGS, INC.
                  RESTATED 1993 STOCK AWARD AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

    The name of this plan is the Big Flower Press Holdings, Inc. Restated 1993 Stock Award and Incentive Plan (the "Plan"). The Plan was first adopted by the Board of Directors on October 26, 1993, subject to the approval of the stockholders of Big Flower Press Holdings, Inc., a Delaware corporation ("Holdings"), which approval was obtained on the same date. The Plan, as subsequently amended and restated, was adopted by the Board of Directors on October 24, 1994, subject to the approval of the stockholders of Holdings, which approval was obtained on October 25, 1994. An amendment to the Plan was adopted by the Board of Directors on November 10, 1995 subject to (i) the approval of the stockholders of Holdings, which approval was obtained on the same date, and
(ii) the closing of Holdings' initial public offering of its common stock (the "Closing"), which took place on November 28, 1995. The purpose of the Plan is to enable the Company to attract and retain highly qualified DIRECTORS AND OTHER personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating DIRECTORS, officers, other key employees, consultants and advisors that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company.

    For purposes of the Plan, the following terms shall be defined as set forth below:

    (1) "ADMINISTRATOR" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

    (2) "BOARD" means the Board of Directors of Holdings.

    (3) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

    (4) "COMMITTEE" means the Compensation Committee of the Board plus such additional individuals as the Board shall designate in order to fulfill the Disinterested Persons requirement of Rule 16b-3 as promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Act"), and as such Rule may be amended from time to time, or any successor definition adopted by the Commission, or any other Committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of individuals who meet the qualifications referred to in Rule 16b-3. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

    (5) "COMPANY" means Holdings and any Subsidiary (or any successor corporation).

    (6) "DEFERRED STOCK" means an award made pursuant to Section 7 below of the right to receive Stock at the end of a specified deferral period.

    (7) "DISABILITY" means the inability of a Participant to perform substantially his duties and responsibilities to the Company by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Company that he has a physical or mental disability or infirmity which will likely prevent him from returning to the performance of his work duties for six months or longer. The date of such Disability shall be on the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

------------------------

BRACKETS [__] INDICATE PROPOSED DELETIONS; UNDERLINING INDICATES PROPOSED ADDITIONS.

    (8) "DISINTERESTED PERSON" shall have the meaning set forth in Rule 16b-3 of the Act, and as such Rule may be amended from time to time, or any successor definition adopted by the Commission.

    (9) "EFFECTIVE DATE" means the date provided pursuant to Section [11] 12.

    (10) "ELIGIBLE EMPLOYEE" means an employee of the Company eligible to participate in the Plan pursuant to Section 4.

    (11) "FAIR MARKET VALUE" means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Administrator and subject to such limitations as the Administrator may impose, (A) if the Stock is publicly traded, the closing sale price of the Stock on such date as reported in the Wall Street Journal, or the average of the closing price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date, (B) the fair market value of the Stock as determined in accordance with a method prescribed in the agreement evidencing any award hereunder, or (C) the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

    (12) "INCENTIVE STOCK OPTION" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

    (13)_"INITIAL ELECTION OPTION" HAS THE MEANING SET FORTH IN SECTION 8 BELOW.

____(14) "LIMITED STOCK APPRECIATION RIGHT" means a Stock Appreciation Right that can be exercised only in the event of a "Change of Control" (as defined in the award evidencing such Limited Stock Appreciation Right).

    [(14)](15) "NON-QUALIFIED STOCK OPTION" means any [STOCK OPTION] STOCK OPTION that is not an Incentive Stock Option, including an [STOCK OPTION] STOCK OPTION that provides (as of the time such option is granted) that it will not be treated as Incentive Stock Option.

    [(15)](16) "PARENT CORPORATION" means any corporation (other than Holdings) in an unbroken chain of corporations ending with Holdings, if each of the corporations in the chain (other than Holdings) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

    [(16)](17) "PARTICIPANT" means any DIRECTOR OF HOLDINGS WHO IS NOT AN EMPLOYEE OF THE COMPANY (A "NON-EMPLOYEE DIRECTOR"), ANY DIRECTOR OF HOLDINGS WHO IS NOT AN EMPLOYEE OF THE COMPANY OR ANY OF ITS AFFILIATES (A "NON-MANAGEMENT DIRECTOR"), Eligible Employee, or any consultant or advisor to the Company (I) selected by the Administrator, pursuant to the Administrator's authority in Section 2 below OR (II) ENTITLED PURSUANT TO SECTION 8 BELOW, to receive grants of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares, INITIAL ELECTION OPTIONS, REELECTION OPTIONS or any combination of the foregoing.

    [(17)](18) "PERFORMANCE SHARE" means an award of shares of Stock pursuant to
Section 7 that subject to restrictions based upon the attainment of specified performance objectives.

    (19)_"REELECTION OPTION" HAS THE MEANING SET FORTH IN SECTION 8 BELOW.

____(20)[(18)] "RESTRICTED STOCK" means an award granted pursuant to Section 7 of shares of Stock subject to certain restrictions.

    [(19)](21) "STOCK" means the Common Stock, $.01 par value, of Holdings.

    [(20)](22) "STOCK APPRECIATION RIGHT" means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

    [(21)](23) "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

    [(22)](24) "SUBSIDIARY" means any corporation (other than Holdings) in an unbroken chain of corporations beginning with Holdings, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

    The Plan shall be administered by the Board in accordance with the requirements of Rule 16b-3 of the Act, or by the Committee which shall be appointed by the Board and which shall serve at the pleasure of the Board.

    The Administrator shall have the power and authority to grant to NON-EMPLOYEE DIRECTORS, NON-MANAGEMENT DIRECTORS, Eligible Employees and consultants and advisors to the Company, pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights or Limited Stock Appreciation Rights, (c) Restricted Stock, (d) Performance Shares, (e) Deferred Stock [OR (F) ], (F) INITIAL ELECTION OPTIONS, (G) REELECTION OPTIONS OR (H) any combination of the foregoing.

    In particular, the Administrator shall have the authority:

    (a) to select those employees of the Company who shall be Eligible
Employees;

    (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or a combination of the foregoing, are to be granted hereunder to NON-EMPLOYEE DIRECTORS, NON-MANAGEMENT DIRECTORS, Eligible Employees, consultants and advisors to the Company;

    (c) to determine the number of shares to be covered by each such award granted hereunder;

    (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, (x) the restrictions applicable to Restricted or Deferred Stock awards and the conditions under which restrictions applicable to such Restricted or Deferred Stock shall lapse, and (y) the performance goals and periods applicable to the award of Performance Shares); and

    (e) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares, INITIAL ELECTION OPTIONS, REELECTION OPTIONS or any combination of the foregoing.

    The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and the Participants.

SECTION 3. STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for issuance under the Plan shall be [3,484,114] 5,484,114. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares, The aggregate number of shares of Stock as to which Stock Options, Stock Appreciation Rights, Restricted Stock [AND], Performance Shares, INITIAL ELECTION OPTIONS AND REELECTION OPTIONS may be granted to any individual during any calendar year may not, subject to adjustment as provided in this

Section 3. exceed 80% of the shares of Stock reserved for the purposes of the Plan in accordance with the provisions of this Section 3.

    To the extent that (i) a Stock Option, INITIAL ELECTION OPTION OR REELECTION OPTION expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the kind and aggregate number of shares reserved for issuance under the Plan, (ii) the kind, number and option price of shares subject to outstanding Stock Options, INITIAL ELECTION OPTIONS AND REELECTION OPTIONS granted under the Plan, and (iii) the kind, number and purchase price of shares issuable pursuant to awards of Restricted Stock, Deferred Stock and Performance Shares, as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. An adjusted option price shall also be used to determine the amount payable by Holdings upon the exercise of any Stock Appreciation Right or Limited Stock Appreciation Right associated with any Stock Option. In connection with any event described in this paragraph, the Administrator may provide, in its discretion, for the cancellation of any outstanding awards and payment in cash or other property in exchange therefor.

SECTION 4. ELIGIBILITY.

    [OFFICERS] NON-EMPLOYEE DIRECTORS, NON-MANAGEMENT DIRECTORS, OFFICERS (including officers who are directors of the Company), other key employees of the Company, consultants and advisors to the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company shall be eligible to be granted Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards [OR], Performance Shares, INITIAL ELECTION OPTIONS OR REELECTION OPTIONS hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the NON-EMPLOYEE DIRECTORS, NON-MANAGEMENT DIRECTORS, Eligible Employees, consultants and advisors to the Company recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award. IN ADDITION, INITIAL ELECTION OPTIONS AND REELECTION OPTIONS SHALL BE GRANTED AUTOMATICALLY TO NON-MANAGEMENT DIRECTORS AS PROVIDED IN SECTION 8 HEREOF.

SECTION 5. STOCK OPTIONS

    Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a subscription and/or award agreement with Holdings, in such form as the Administrator shall determine, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

    The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

    The Administrator shall have the authority to grant TO any Eligible Employee EITHER Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). [CONSULTANTS] NON-EMPLOYEE DIRECTORS, NON-

MANAGEMENT DIRECTORS, CONSULTANTS and advisors may only be granted Non-Qualified Stock Options (with or without Stock Appreciation Rights or Limited Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

    Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

    (1) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event, be less than the par value of the Stock. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

    (2) OPTION TERM. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; PROVIDED, HOWEVER, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

    (3) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion.

    (4) METHOD OF EXERCISE. Subject to Section 5(3) above, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); PROVIDED, HOWEVER, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and any other rights of a stockholder with respect to the Stock subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (1) of Section [10] 11.

    The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; PROVIDED, HOWEVER, should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

    (5) LOANS. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall (i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this
Section 5(5) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). In no event may the principal amount of any such loan exceed the sum of (x) the exercise price less the par value of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payment of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment WITH, OR THE TERMINATION OF SUCH HOLDER'S SERVICE WITH, THE COMPANY shall be determined by the Administrator. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; PROVIDED, HOWEVER, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

    (6) NON-TRANSFERABILITY OF OPTIONS. Unless otherwise determined by the Administrator subject to the limitations on transferability set forth in Rule 16b-3, no Stock Option shall be transferable by the optionee, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

    (7) TERMINATION OF EMPLOYMENT OR SERVICE. If an optionee's employment with or service as a NON-EMPLOYEE DIRECTOR, NON-MANAGEMENT DIRECTOR, consultant or advisor to the Company terminates by reason of death, Disability or for any other reason, the Stock Option may thereafter be exercised to the extent provided in the applicable subscription or award agreement, or as otherwise determined by the Administrator.

    (8) ANNUAL LIMIT ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (determined as of the date of the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an [OPTIONEE] OPTIONEE under this Plan and all other option plans of the Company or its Parent Corporation become exercisable for the first time by the [OPTIONEE] OPTIONEE during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS.

    (1) GRANT AND EXERCISE. Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

    A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Related Right.

    A Related Right may be exercised by an optionee, in accordance with paragraph (2) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph
(2) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

    (2) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

    (a) Stock Appreciation Rights that are Related Rights ("Related Stock Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; PROVIDED, HOWEVER, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

    (b) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

    (c) Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under paragraph (6) of Section 5 of the Plan.

    (d) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Related Stock Appreciation Right.

    (e) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

    (f) Stock Appreciation Rights that are Free Standing Rights ("Free Standing Stock Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; PROVIDED, HOWEVER, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such six-month period.

    (g) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

    (h) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock in respect of which the right is being exercised, with the Administrator having the right to determine the form of payment.

    (i) Free Standing Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that a Stock Option would be transferable or exercisable under paragraph (6) of Section 5 of the Plan.

    (j) In the event of the termination of employment or service of a Participant who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

    (k) Limited Stock Appreciation Rights may only be exercised within the 30-day period following a "Change of Control" (as defined by the Administrator in the agreement evidencing such Limited Stock Appreciation Right) and, with respect to Limited Stock Appreciation Rights that are Related Rights ("Related Limited Stock Appreciation Rights"), only to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of
Section 5 and this Section 6 of the Plan; PROVIDED, HOWEVER, that no Related Limited Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

    (l) Upon the exercise of a Limited Stock Appreciation Right, the recipient shall be entitled to receive an amount in cash equal in value to the excess of the "Change of Control Price" (as defined in the agreement evidencing such Limited Stock Appreciation Right) of one share of Stock as of the date of exercise over (A) the option price per share specified in the related Stock Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the price per share specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of shares in respect of which the Limited Stock Appreciation Right shall have been exercised.

SECTION 7. RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES.

    (1) GENERAL. Restricted Stock, Deferred Stock or Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the NON-EMPLOYEE DIRECTORS, NON-MANAGEMENT DIRECTORS, Eligible Employees, consultants and advisors to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock or Performance Share awards; the Restricted Period (as defined in paragraph (3) hereof) applicable to Restricted Stock or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock awards or Performance Shares upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock or Performance Share awards need not be the same with respect to each recipient. In the discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 5(5) with respect to the exercise of stock options.

    (2) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement," "Subscription Agreement," "Deferred Stock Award Agreement," "Performance Share Award Agreement," or other award agreement, as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify after the award date). Except as otherwise provided below in this Section 7(2), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

    The Company may require that the stock certificates evidencing Restricted Stock or Performance Share awards hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

    With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the participant, or his legal representative, in a number equal to the number of shares of Stock covered by the Deferred Stock award.

    (3) RESTRICTIONS AND CONDITIONS. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

    (a) Subject to the provisions of the Plan and the Restricted Stock Award Agreement, Subscription Agreement, Deferred Stock Award Agreement, Performance Share Award Agreement or other award agreement, as appropriate, governing such award, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock awarded under the Plan; PROVIDED, HOWEVER, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service, death or Disability or the occurrence of a "Change of Control" as defined in the agreement evidencing such award.

    (b) Except as provided in paragraph (3)(a) of this Section 7, the Participant shall generally have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder with respect to such stock during the Restricted Period. The Participant shall generally not have the rights of a stockholder with respect to stock subject to Deferred Stock awards during the Restricted Period; PROVIDED, HOWEVER, that dividends declared during the Restricted Period with rlbspect to the number of shares covered by a Deferred Stock award shall be aid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

    (c) The rights of holders of Restricted Stock, Deferred Stock, and Performance Share awards upon termination of employment or service for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement, Subscription Agreement, Deferred Stock Award Agreement, Performance Share Award Agreement or other award agreement, as appropriate, governing such awards.

SECTION 8._AUTOMATIC GRANTS TO NON-MANAGEMENT DIRECTORS: ELECTIVE PURCHASE OF SHARES AND OPTIONS BY NON-EMPLOYEE DIRECTORS.

____(1)_AUTOMATIC GRANTS TO NON-MANAGEMENT DIRECTORS.

____NOTWITHSTANDING ANY OTHER PROVISION IN THE PLAN TO THE CONTRARY, EACH NON-MANAGEMENT DIRECTOR SHALL RECEIVE ON THE DATE OF HIS OR HER INITIAL ELECTION OR APPOINTMENT TO THE BOARD A NON-QUALIFIED STOCK OPTION (EACH, AN "INITIAL ELECTION OPTION") TO PURCHASE 13,400 SHARES OF STOCK. IN ADDITION, ON THE DATE OF EACH SUBSEQUENT ANNUAL MEETING OF STOCKHOLDERS OF HOLDINGS AT WHICH A NON-MANAGEMENT DIRECTOR IS REELECTED, HE OR SHE SHALL RECEIVE A NON-QUALIFIED STOCK OPTION (EACH, A "REELECTION OPTION" AND TOGETHER WITH AN INITIAL ELECTION OPTION, THE "AUTOMATIC OPTIONS") TO PURCHASE 1,000 SHARES OF STOCK. EACH SUCH INITIAL ELECTION OPTION SHALL HAVE A TERM OF TEN YEARS, AND EACH SUCH REELECTION OPTION SHALL HAVE A TERM OF FIVE YEARS, IN EACH CASE EACH SUBJECT TO THE PROVISIONS OF THIS SECTION 8(1) BELOW. EACH SUCH AUTOMATIC OPTION SHALL VEST AND BECOME EXERCISABLE ON THE DATE OF THE GRANT. THE EXERCISE PRICE FOR EACH AUTOMATIC OPTION SHALL BE EQUAL TO THE CLOSING PRICE PER SHARE OF STOCK ON THE PRINCIPAL STOCK EXCHANGE ON WHICH THE STOCK IS THEN LISTED FOR TRADING (THE "CLOSING PRICE") ON THE DATE OF THE GRANT, WHICH EXERCISE PRICE SHALL BE PAID IN CASH, BY CHECK, OR BY DELIVERY OF UNRESTRICTED SHARES OF STOCK HELD BY THE NON-MANAGEMENT DIRECTOR FOR AT LEAST SIX MONTHS (VALUED AT THE CLOSING PRICE ON THE DATE OF SUCH EXERCISE), AT THE NON-MANAGEMENT DIRECTOR'S ELECTION.

____SUBJECT TO THE PROVISIONS OF THE APPLICABLE AUTOMATIC OPTION AWARD, THE UNEXERCISED PORTION OF ANY SUCH AUTOMATIC OPTION SHALL AUTOMATICALLY AND WITHOUT NOTICE TERMINATE AND BECOME NULL AND VOID AT THE TIME OF THE EARLIEST TO OCCUR OF THE FOLLOWING:

____(A)_THE EXPIRATION OF TEN YEARS FROM THE DATE ON WHICH SUCH AUTOMATIC OPTION WAS GRANTED; AND

____(B)_IF THE NON-MANAGEMENT DIRECTOR'S SERVICES TO HOLDINGS ARE TERMINATED FOR ANY REASON, THE PORTION OF AUTOMATIC OPTIONS GRANTED TO SUCH NON-MANAGEMENT DIRECTOR WHICH WERE EXERCISABLE IMMEDIATELY PRIOR TO SUCH TERMINATION MAY BE EXERCISED FOR A PERIOD OF 90 DAYS FOLLOWING THE DATE OF SUCH TERMINATION (OR UNTIL THE EXPIRATION OF SUCH AUTOMATIC OPTION TERM, IF EARLIER).

____(2)_ELECTIVE PURCHASE OF SHARES AND OPTIONS BY NON-EMPLOYEE DIRECTORS.

____IN ADDITION TO ANY OTHER BENEFIT TO WHICH ANY NON-EMPLOYEE DIRECTOR MAY BE ENTITLED UNDER THE TERMS OF THE PLAN, A NON-EMPLOYEE DIRECTOR SHALL BE PERMITTED TO ELECT TO RECEIVE ALL OR ANY PORTION OF THE ANNUAL RETAINER FEES AND/OR BOARD OR COMMITTEE MEETING ATTENDANCE FEES, IF ANY (COLLECTIVELY, THE "FEES") THAT OTHERWISE WOULD BE PAYABLE IN CASH TO SUCH NON-EMPLOYEE DIRECTOR, IN SHARES OF STOCK OR NON-QUALIFIED STOCK OPTIONS TO PURCHASE SHARES OF STOCK (EACH AN "ELECTIVE OPTION"), IN EACH CASE RATHER THAN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 8(2).

____ANY NON-EMPLOYEE DIRECTOR MAY ELECT TO RECEIVE ALL OR ANY PORTION OF HIS OR HER FEES IN SHARES OF STOCK OR ELECTIVE OPTIONS TO PURCHASE SHARES OF STOCK RATHER THAN CASH BY DELIVERING A WRITTEN ELECTION (AN "ELECTION NOTICE," THE ELECTION SET FORTH THEREIN BEING REFERRED TO AS THE "ELECTION") TO THE SECRETARY OF HOLDINGS. AN ELECTION SHALL CONTINUE IN EFFECT UNTIL IT IS REVOKED BY DELIVERY TO THE SECRETARY OF HOLDINGS OF A WRITTEN REVOCATION NOTICE (A "REVOCATION") OR MODIFIED BY DELIVERY TO THE SECRETARY OF HOLDINGS OF A NEW ELECTION NOTICE. ANY ELECTION OR REVOCATION UNDER THIS SECTION 8(2) SHALL BE EFFECTIVE WITH RESPECT TO FEES THAT OTHERWISE WOULD BE PAID AFTER THE LATER OF
(X) WITH RESPECT TO AN INITIAL ELECTION (AS DEFINED BELOW), THE DATE OF RECEIPT BY THE SECRETARY OF HOLDINGS OF THE ELECTION NOTICE OR, IF LATER, THAT DATE SPECIFIED IN SUCH ELECTION NOTICE, AND (Y) WITH RESPECT TO ANY REVOCATION OR ANY ELECTION OTHER THAN INITIAL ELECTION, SIX MONTHS AFTER THE DATE OF RECEIPT BY THE SECRETARY OF HOLDINGS OF SUCH REVOCATION OR ELECTION NOTICE. THERE SHALL BE NO LIMIT ON THE NUMBER OF ELECTIONS OR REVOCATIONS THAT MAY BE MADE BY A NON-EMPLOYEE DIRECTOR. A NON-EMPLOYEE DIRECTOR WHO DOES NOT ELECT TO HAVE ALL OR A PORTION OF HIS OR HER FEES BE PAID IN SHARES OF STOCK OR ELECTIVE OPTIONS TO PURCHASE SHARES OF STOCK SHALL RECEIVE HIS OR HER FEES IN CASH ON THE DATE THAT SUCH FEES ARE OTHERWISE DUE.

____ANY SHARES OF STOCK ISSUABLE UNDER THIS SECTION 8(2) SHALL BE ISSUED TO THE NON-EMPLOYEE DIRECTOR ON THE SAME DATE THAT THE FEES WOULD HAVE BEEN PAID IN CASH. THE NUMBER OF SHARES OF STOCK TO BE ISSUED TO A NON-EMPLOYEE DIRECTOR WHO MAKES AN ELECTION UNDER THIS SECTION 8(2) SHALL BE DETERMINED BY DIVIDING (I) THE AMOUNT OF SUCH NON-EMPLOYEE DIRECTOR'S FEES FOR WHICH HE OR SHE HAS MADE AN ELECTION UNDER THIS SECTION 8(2) BY (II) THE CLOSING PRICE ON THE DATE AS OF WHICH THE FEES WOULD OTHERWISE BE PAYABLE (SUCH QUOTIENT BEING REFERRED TO AS "ELECTED SHARES").

____ANY ELECTIVE OPTIONS TO BE GRANTED UNDER THIS SECTION 8(2) SHALL BE GRANTED TO THE NON-EMPLOYEE DIRECTOR ON THE SAME DATE THAT THE FEES WOULD HAVE BEEN PAID IN CASH, SHALL VEST IMMEDIATELY UPON THE DATE OF SUCH GRANT AND REMAIN EXERCISABLE FOR FIVE YEARS THEREAFTER. THE EXERCISE PRICE OF SUCH ELECTIVE OPTIONS SHALL BE EQUAL TO THE CLOSING PRICE ON THE DATE SUCH FEES WOULD BE PAYABLE, WHICH EXERCISE PRICE MAY BE PAID IN CASH, BY CHECK, OR BY DELIVERY OF UNRESTRICTED SHARES OF STOCK HELD BY THE NON-EMPLOYEE DIRECTOR FOR AT LEAST SIX MONTHS (VALUED AT THE CLOSING PRICE ON THE DATE OF SUCH EXERCISE), AT THE NON-EMPLOYEE DIRECTOR'S ELECTION. THE NUMBER OF SHARES OF STOCK FOR WHICH EACH ELECTIVE OPTION WOULD BE EXERCISABLE SHALL BE DETERMINED BY MULTIPLYING THE ELECTED SHARES BY FOUR.

____ONLY FULL SHARES OF STOCK AND ELECTIVE OPTIONS EXERCISABLE FOR FULL SHARES OF STOCK SHALL BE ISSUED TO PURSUANT TO THIS SECTION. IF THE FORMULAE SET FORTH ABOVE WOULD RESULT IN A NON-EMPLOYEE DIRECTOR RECEIVING ANY FRACTIONAL SHARES OF STOCK OR ELECTIVE OPTIONS EXERCISABLE FOR ANY FRACTIONAL SHARES OF STOCK, THEN, IN LIEU OF SUCH FRACTIONAL SHARES OF STOCK OR SUCH PORTION OF ELECTIVE OPTIONS, THE NON-EMPLOYEE DIRECTOR SHALL BE PAID CASH.

____FOR PURPOSES OF THIS SECTION 8(2), AN "INITIAL ELECTION" MEANS AN ELECTION RECEIVED BY THE SECRETARY OF HOLDINGS FROM A NON-EMPLOYEE DIRECTOR ON A DATE NOT LATER THAN THE LATER OF (A) 10 DAYS FOLLOWING THE DATE ON WHICH THE HOLDINGS STOCKHOLDERS SHALL HAVE APPROVED THE ADDITION TO THE PLAN OF THIS SECTION 8(2) AND (B) 10 DAYS AFTER A NON-EMPLOYEE DIRECTOR IS FIRST ELECTED A DIRECTOR OF HOLDINGS.

SECTION 9. AMENDMENT AND TERMINATION.

    The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

    (1) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

    (2) change the class of DIRECTORS, employees, consultants and advisors eligible to participate in the Plan; or

    (3) extend the maximum option period under paragraph (2) of Section 5 of the Plan.

    Notwithstanding the foregoing, stockholder approval under this Section [8] 9 shall only be required at such time and under such circumstances as stockholder approval would be required under Rule 16b-3 of the Act with respect to any material amendments to any employee benefit plan of the Company.

    The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without his or her consent.

SECTION [9] 10. UNFUNDED STATUS OF PLAN.

    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

SECTION [10] 11. GENERAL PROVISIONS.

    (1) The Administrator may require each person purchasing shares pursuant to a Stock Option, AN INITIAL ELECTION OPTION OR A REELECTION OPTION to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for ANY such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

    All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

    (2) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangement may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any DIRECTOR, employee, consultant or advisor of the Company any right to continued employment with, OR PROVISION OF SERVICES TO, the Company, as the case may be, nor shall it interfere in any way with the right of the Company to terminate the employment or service of any of its DIRECTORS, employees, consultants or advisors at any time.

    (3) Each Participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

    (4) No member of the Board or the Administrator, not any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION [11] 12. EFFECTIVE DATE OF PLAN.

    The Plan became effective (the "Effective Date") on October 26, 1993, the date Holdings' stockholders formally approved the Plan.

SECTION [12] 13. TERM OF PLAN.

    No Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock, Deferred Stock [OR], Performance Share, INITIAL ELECTION OPTION OR REELECTION OPTION award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.